UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2015

RTI International Metals, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-14437	51-2115953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 893-0026

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On January 29, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of RTI International Metals, Inc. (“RTI” or the “Company”) approved a new Form of Stock Option or Stock Appreciation Rights Award, Form of Restricted Stock or Restricted Stock Unit Award and Form of Performance Share Award, to be used to evidence new grants of equity awards made under the Company’s 2014 Stock and Incentive Plan, as amended from time to time (the “Plan”).

Form of Stock Option or Stock Appreciation Rights Award

The Company’s new Form of Stock Option or Stock Appreciation Rights Award (the “Option/SAR Award”) has been modified over the previous form, which was filed with the Securities and Exchange Commission on a Current Report on Form 8-K April 28, 2014, to add a definition of retirement applicable specifically to the Option/SAR Award and to remove provisions relating to non-employee directors. The foregoing description is qualified in its entirety by reference to the revised form of Option/SAR Award, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Form of Restricted Stock or Restricted Stock Unit Award

The Company’s new Form of Restricted Stock or Restricted Stock Unit Award (the “RS/RSU Award”) has been modified over the previous form, which was filed with the Securities and Exchange Commission on a Current Report on Form 8-K April 28, 2014, with respect to the definition of retirement applicable specifically to the RS/RSU Award. The foregoing description is qualified in its entirety by reference to the revised form of RS/RSU Award, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Performance Share Awards

The Company’s new Form of Performance Share Award (the “PS Award”) has been modified over the previous form, which was filed with the Securities Exchange Commission on a Current Report on Form 8-K April 28, 2014, with respect to (i) the definition of retirement applicable specifically to the PS Award and (ii) the calculation of the metrics associated with the award, and other corresponding changes. More specifically, payment of shares of Company common stock (the “Performance Shares”) may occur at the end of the performance period in the event the Company achieves one or both of the following performance goals, as established by the Compensation Committee and the Board of Directors. Fifty percent (50%) of the target PS Award will be determined by the Company’s Total Shareholder Return (“TSR”), which is defined as the share price appreciation of the Company’s common stock plus dividends accrued, as measured at the close of each of the four performance periods set forth in the PS Award, as compared to the total shareholder return of a peer group of companies set forth in the PS Award agreement provided to the Award recipient (the “Peer Group TSR”). The remaining fifty percent (50%) of the target PS Award will be determined by the Company’s year-over-year earnings per share from continuing operations growth (“EPS Growth”), which is computed by dividing net income (loss) from continuing operations by the weighted-average of all potentially dilutive shares of Company Common Stock that were outstanding during the periods presented, as reflected in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission, as measured at the close of each of the two performance periods set forth in the PS Award.

Recipients will have the ability to earn (i) one-quarter of the TSR metric target award (which is 50% of the total target PS Award) based on the Company’s TSR as compared to the Peer Group TSR in each of the one-year periods constituting the total three-year performance period and one-quarter for the cumulative three-year period combined, and (ii) one-half of the EPS Growth metric target award (which is 50% of the total target PS Award) based on the average EPS Growth over the first two years, and one-half of the EPS Growth metric target award based on EPS Growth in the third year; provided, however, that any shares earned under the PS Award will be paid at the end of the cumulative performance period.

The foregoing description is qualified in its entirety by reference to the revised Form of Performance Share Award, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Stock Option and Stock Appreciation Rights Award

10.2	Form of Restricted Stock and Restricted Stock Unit Award

10.3	Form of Performance Share Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI International Metals, Inc.
(Registrant)

By:	/s/ Chad Whalen
Chad Whalen
General Counsel & Senior Vice President

Dated: January 29, 2015

Exhibit Index

10.1	Form of Stock Option and Stock Appreciation Rights Award

10.2	Form of Restricted Stock and Restricted Stock Unit Award

10.3	Form of Performance Share Award

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